Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 5 to Form S-1 (No. 333-267152) of Ramaco Resources, Inc. of our report dated February 18, 2021, with respect to the consolidated statements of operations, equity and cash flows for the year ended December 31, 2020, which report appears in the Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Briggs & Veselka Co.

Houston, Texas

March 20, 2023